UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 3, 2012 (March 23, 2012)

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6000 Spine Road, Suite 100, Boulder, CO 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On April 3, 2012, New Frontier Media, Inc. executed a standard form of indemnity agreement with each member of the company’s board of directors and executive officers: namely, each of Ms. Melissa Hubbard and Messrs. Michael Weiner, Alan Isaacman, David Nicholas, Hiram J. Woo, Walter Timoshenko, Grant Williams, Scott Piper and Marc Callipari.

Pursuant to the indemnity agreement, the company agrees, to the fullest extent permitted by the laws of the State of Colorado and as set forth in the indemnity agreement, to indemnify each of them in connection with actions, suits, inquiries, interviews, investigations, arbitrations or other proceedings arising out of such person’s service as an officer, director and or agent of the company, subject to the terms, conditions and limitations contained in the indemnity agreement. Additionally, the indemnity agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

The foregoing description of the indemnity agreement is not complete and is qualified in its entirety by reference to the full text of the form of indemnity agreement filed herewith as Exhibit 10.1 and incorporated herein by reference thereto.

Item 7.01                                             Regulation FD Disclosure.

On April 3, 2012, the company issued a press release announcing that its special committee of the board of directors has retained Avondale Partners, LLC, a nationally recognized investment banking firm, as its financial advisor to assist in evaluating a broad range of strategic alternatives for the company, including the recent unsolicited non-binding acquisition proposals that were previously announced as having been received by the company. Interested persons are encouraged to read the press release in its entirety as it contains important information not summarize herein.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference thereto.

Additionally, although it has not yet been formally served with respect to any legal action in respect of the matters described below, the company has been informed by its outside corporate counsel that on March 23, 2012, Mr. Elwood M. White filed a class action complaint in the Boulder County, Colorado District Court for the 20th Judicial District of the State of Colorado, purportedly on behalf of New Frontier’s public shareholders, against New Frontier and its board of directors.  The complaint alleges that the individual members of the board of directors have breached their fiduciary duties owed to the company’s shareholders in connection with the previously disclosed, unsolicited, conditional proposal the company recently received from Longkloof Limited to acquire for cash all of the outstanding shares of the company’s common stock not already beneficially owned by Longkloof for $1.35 per share.  The company’s receipt of the Longkloof offer was previously publicly disclosed by the company by press release and in a current report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2012.  In its announcement, the company indicated that its board had formed a special committee of the board composed of its independent directors to review and carefully evaluate the proposal received from Longkloof with its financial and legal advisors and determine the appropriate response to the proposal.

The company has subsequently publicly disclosed by press release on March 23, 2012 and in a current report on Form 8-K filed with the Commission on March 26, 2012 that it had received a second unsolicited, non-binding, conditional acquisition proposal from Manwin Holding SARL indicating its interest in pursuing the acquisition of all of the outstanding shares of the company’s common stock for $1.50 per share in cash.  The company confirmed in its announcement that the special committee would also carefully review, with its financial and legal advisors, the Manwin acquisition proposal, as well as any other acquisition proposal that may be received by the company, and then determine the appropriate response to the proposals.  The closing price per share for the company’s common stock as reporting on the Nasdaq Stock Market on April 3, 2012 was $1.60.

Mr. White’s complaint seeks, among other things, an order allowing the action to be maintained as a class action and certifying Mr. White as the class representative and his counsel as class counsel.  It also seeks to enjoin the directors to exercise their fiduciary duties to obtain a transaction that is in the best interests of company’s shareholders, a declaration that the directors have violated their fiduciary duties, an order directing the company and its directors to account to the class for any damages sustained because of the alleged wrongs, and an award to Mr.

White of the costs of the action, including Mr. White’s attorneys’ and experts’ fees.  The company and its directors believe these claims are baseless and entirely without merit and they intend to take all appropriate actions to defend any suit related to the foregoing matters.

It is possible that additional, similar complaints may be filed in the future. The company does not intend to announce the filing of any such similar complaints unless they contain allegations that are materially different from those made in the complaint described in this current report.

Cautionary Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements are based on current expectations. Words such as “anticipates”, “expects”, “intends”, “may”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements.  For example, the statement acknowledging the possibility that additional complaints may be filed in the future is a forward-looking statement.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  All forward-looking statements made in this current report are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this current report whether as a result of new information, future events, or otherwise. Please refer to our most recent annual report on Form 10-K and our other periodic filings with the Commission for additional information regarding risks and uncertainties regarding the company, including the risk factors listed from time to time in such documents.  Copies of these filings are available through the Commission’s website at www.sec.gov.

Item 9.01                                         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Indemnity Agreement
99.1	Press Release issued by New Frontier Media, Inc. dated April 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
Name: Marc Callipari
Title: Chief Legal Officer

Exhibit No.	Exhibit Description
10.1	Form of Indemnity Agreement
99.1	Press Release issued by New Frontier Media, Inc. dated April 3, 2012